EXHIBIT 99.1

1500 Robert-Bourassa Blvd.
February 2, 2021	7th Floor
Montreal QC, H3A 3S8
www.computershare.com

AMENDED

To: All Canadian Securities Regulatory Authorities

Subject: CANADIAN PACIFIC RAILWAY LIMITED

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual and Special Meeting
Record Date for Notice of Meeting :	February 26, 2021
Record Date for Voting (if applicable) :	February 26, 2021
Beneficial Ownership Determination Date :	February 26, 2021
Meeting Date :	April 21, 2021
Meeting Location (Virtual Only) :	Access to the Online webcast at: https://web.lumiagm.com/461821968
Issuer sending proxy related materials directly to NOBO:	No
Issuer paying for delivery to OBO:	Yes

Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	Yes
NAA for Registered Holders	Yes

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON SHARES	13645T100	CA13645T1003

Sincerely,

Computershare

Agent for CANADIAN PACIFIC RAILWAY LIMITED